Exhibit 99.1

Ocean Power Technologies Announces Demonstration of WAM-V at NAVDEX

Exhibiting with local partner Remah International Group

MONROE TOWNSHIP, NJ, February 10, 2025- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it will exhibit at NAVDEX in Abu Dhabi with Remah International Group (“RIG”), a privately held and UAE headquartered company with a focus on both military and civilian services. This follows OPT’s appointment of RIG as its distributor for defense and security solutions in the UAE in late 2024. RIG, through its locally owned group of 48 companies, partners with industry leading solution providers globally like Red Cat and SAAB, to ensure the highest levels of service and product are supplied to the UAE. OPT and RIG will offer live demonstrations during NAVDEX of OPT’s WAM-V® Unmanned Surface Vehicles (“USV”), equipped with underwater sensors and capable of aerial drone integration, and exhibit its other capabilities including the Next Generation PowerBuoy ®, and the AI capable Merrows™. OPT and RIG will be at berth MB15 and at stand A027 during the event in Abu Dhabi.

OPT believes that demonstrating its commercially available solutions in partnership with RIG’s leading position in the UAE should drive the rapid acceleration of the adoption of autonomous ocean security services in the region. RIG’s long history as one of the first companies to serve the UAE Armed Forces, its reputation for excellence and knowledge of the local industry, coupled with its key footprint in the UAE, should enable turnkey services to be carried out more efficiently.

Dr. Philipp Stratmann, OPT’s CEO, expressed his enthusiasm about this partnership, stating, “We are very excited to demonstrate our capabilities to current and potential customers during NAVDEX. This is one of the world’s most renowned exhibitions for the naval defense and maritime security sector. Having recently exhibited our capabilities during ADIPED for commercial customers, we are honored and energized to have RIG join us in our efforts to further penetrate Middle East markets. We look forward to advancing several opportunities in the UAE and the broader Middle East markets and we applaud RIG’s forward thinking in adopting autonomous, resident, persistent, and AI-capable ocean security technologies, to address the needs and requirements of the UAE Armed Forces with drone and swarming capabilities across multiple domains, including maritime missions.”

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the ultimate commercial success of the RIG partnership and the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com